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                                                                 EXHIBIT a(1)(d)

                            TAX-FREE INVESTMENTS CO.

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST:    The charter of Tax-Free Investments Co., a Maryland corporation
(the "Corporation"), is hereby amended by changing the designation of the "Cash Reserve Portfolio - Institutional Cash Reserve Shares" to the "Cash Reserve Portfolio - Institutional Class".

     SECOND:   Immediately prior to the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation had authority to issue was Ten Billion (10,000,000,000) shares, $.001 par value per share, having an aggregate par value of $10,000,000. The number of shares of stock of each class and the designation of each such class were as follows:

Designation                                                  Number of Shares

Cash Reserve Portfolio - Cash Management Class                1,000,000,000
Cash Reserve Portfolio - Institutional Cash Reserve Shares    3,000,000,000
Cash Reserve Portfolio - Personal Investment Class            1,000,000,000
Cash Reserve Portfolio - Private Investment Class             1,000,000,000
Cash Reserve Portfolio - Reserve Class                        1,000,000,000
Cash Reserve Portfolio - Resource Class                       1,000,000,000

     THIRD: As of the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation has authority to issue is Ten Billion (10,000,000,000) shares, $.001 par value per share, having an aggregate par value of $10,000,000. The number of shares of stock of each class and the designation of each such class are as follows:

Designation                                                  Number of Shares

Cash Reserve Portfolio - Cash Management Class                 1,000,000,000
Cash Reserve Portfolio - Institutional Class                   3,000,000,000
Cash Reserve Portfolio - Personal Investment Class             1,000,000,000
Cash Reserve Portfolio - Private Investment Class              1,000,000,000
Cash Reserve Portfolio - Reserve Class                         1,000,000,000
Cash Reserve Portfolio - Resource Class                        1,000,000,000

     FOURTH:   The foregoing amendment was approved by a majority of the entire
Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders.

     FIFTH:    The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SIXTH:    The undersigned President acknowledges these Articles of
Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and


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belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 15 day of December, 1998.

ATTEST:                             TAX-FREE INVESTMENTS CO.


/s/ Nancy L. Martin                 By: /s/ Robert H. Graham
---------------------------            --------------------------(SEAL)
Assistant Secretary                     Robert H. Graham
                                        President

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